Exhibit 99.1

NEWS RELEASE
Investor Contact: Gus Okwu / DRG&E 404-532-0086 gokwu@drg-e.com Company Contact: Ornella Napolitano, VP and Treasurer FiberTower Corporation 202-251-5210 onapolitano@fibertower.com

FiberTower Reports 2008 First Quarter Results

Announces A Workforce Reduction To “Right-Size” The Company

Expected To Yield Approximately $10 to $12 Million In Annual Cost Savings

San Francisco, CA, May 8, 2008 — FiberTower Corporation (NASDAQ: FTWR), a wireless backhaul services provider, today reported results for the 2008 first quarter ended March 31, 2008.

Service revenues for the three months ended March 31, 2008 increased $1.4 million, or 17%, to $9.7 million compared to $8.3 million for the fourth quarter of 2007.  The increase in service revenues during the first quarter of 2008 was driven by the addition of new billing T-1 equivalents at existing customer locations, new billing customer locations at already constructed sites and the continued expansion in new sites billing.

Positive developments during the first quarter of 2008 included the following:

•                  Billing T-1 equivalents grew by 21% to 17,153 in the first quarter of 2008 from 14,201 at the end of the 2007 fourth quarter.  Billing T-1 equivalents grew by 106% year-over-year.

•                  Billing sites grew 9% to 2,347 in the first quarter from 2,148 at the end of the 2007 fourth quarter.  Billing sites grew by 48% year-over-year.

•                  Billing customer locations grew 17% to 4,500 in the first quarter of 2008 from 3,851 at the end of the fourth quarter of 2007.  Billing customer locations grew by 104% year-over-year.

•                  T-1 equivalents per billing site increased from 6.61 at December 31, 2007 to 7.31 at March 31, 2008.  T1 equivalents per billing site grew by 11% quarter-over-quarter and 39% year-over-year.

“The Company had a good first quarter highlighted by an improvement in revenue efficiency and continued success in maximizing customer locations at existing sites,” said Kurt Van Wagenen, President and Chief Executive Officer of FiberTower.  “More T1s, Ethernet circuits and customer locations were added in the first quarter of 2008 than in any other quarter in the Company’s history and the percentage of deployed sites that are billing increased to over 80%.  With the continued growth and consumer interest in wireless services, I believe that opportunities abound for us in 2008 and beyond.”

In addition to the quarterly highlights, FiberTower announced the implementation of a reduction in workforce for which it expects to record charges totaling approximately $1.5 to $2.0 million in the second and third quarters of 2008.  The Company anticipates a reduction of approximately sixty full-time positions, representing approximately 28% of its current workforce.  These reductions, along with a decrease in the use of contract services, are anticipated to yield annual cost savings of about $10 to $12 million.”

Van Wagenen added, “The Company has successfully built networks in thirteen major markets over the past few years.   As a natural evolution of our business, we will be refocusing our efforts on growing existing markets and reaching EBITDA positive as opposed to deployment activities in new markets.  The “right-sizing” we announced today will allow us to realize the benefits of past deployment efforts while we continue to grow the business and serve the current and future needs of our customers.”

FiberTower maintained its continued commitment to improving site density and efficiency through deeper penetration of its existing markets and sites during the first quarter of 2008.  FiberTower’s billing customer location rate increased to 1.92 billing customer locations per billing site at March 31, 2008 compared to 1.79 at December 31, 2007, reflecting an increased ability to convert available customer locations on already constructed sites.  The growing maturity of the Company’s sites and markets was further evidenced by additional improvements to FiberTower’s Top 100 and 200 sites.   T-1s per Top 100 Sites increased from 21.3 at December 31, 2007 to 22.8 at March 31, 2008 and T-1s per Top 200 Sites increased from 18.1 at December 31, 2007 to 20.0 at March 31, 2008.

Operating expenses in the first quarter of 2008 decreased by $9.5 million from the fourth quarter of 2007.  Net loss was $120.0 million for the first quarter of 2008 compared to a net loss of $129.1 million for the fourth quarter of 2007.  First quarter 2008 net loss included impairment charges to goodwill and property and equipment totaling $90.9 million ($0.63 per share).  Fourth quarter 2007 net loss included impairment charges to goodwill and property and equipment totaling $99.6 million ($0.69 per share).  The net loss per share for the first quarter of 2008 was $0.83 compared to a net loss per share of $0.90 for the fourth quarter of 2007.

On an Adjusted EBITDA basis, the loss in the first quarter of 2008 was $12.5 million versus a loss of $14.2 million for the fourth quarter of 2007.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment charges, stock-based compensation and other income (expense).  The reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure, is located at the end of this news release.

Liquidity and Capital Resources

Capital expenditures totaled $16.7 million in the first quarter of 2008 as compared to $25.4 million in the fourth quarter of 2007.  The bulk of capital investments made in the first quarter of 2008 were used by FiberTower towards the continued build-out of existing markets.

Consolidated cash, cash equivalents and certificates of deposits at March 31, 2008 were $198.2 million.

“We are very pleased with the financial results this quarter,” said Thomas Scott, Chief Financial Officer of FiberTower.  “We continued to meet or exceed our objectives in regards to revenue growth, capex reduction and overall cash spend, as well as managing our cost structure.  In the near-term, we are looking to reduce our SG&A expenses and further improve our operating efficiencies. “

Conference Call Details

FiberTower has scheduled a conference call for Friday, May 9, 2008 at 9:00 a.m. Eastern Time to discuss 2008 first quarter results.  Please dial 303-262-2130 and ask for the FiberTower call at least 10 minutes prior to the start time.  A telephonic replay of the call will be available through 11:59 p.m. Eastern Time on May 18, 2008 and may be accessed by dialing 303-590-3000 using the passcode 11113508#.  An audio archive will also be available on FiberTower’s website at http://www.fibertower.com shortly after the call and will be accessible for approximately ninety days.

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market. With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class microwave and fiber networks in 13 major markets, customer commitments from six of the leading cellular carriers, and partnerships with the largest tower operators in the U.S, FiberTower is considered to be the leading alternative carrier for wireless backhaul.  FiberTower also provides backhaul and access service to government and enterprise markets.  For more information, please visit our website at www.fibertower.com.

Use of Non-GAAP Financial Measures

This news release uses the Non-GAAP financial measure “adjusted EBITDA.”  Adjusted EBITDA is a financial measure used by the Company to monitor the financial performance of its operations.  This measurement, together with GAAP measures such as revenue and loss from operations, assists management in decision-making processes relating to the operation of our business.  In addition, FiberTower’s presentation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  These Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported financial results as determined in accordance with GAAP.

Forward Looking Statements

Statements included in this news release which are not historical in nature are “forward-looking statements” within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995.  Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include, without limitation, statements regarding the Company’s expected charges and cost savings associated with the Company’s reduction in workforce, planned capital expenditures, expected cost per site, anticipated customer growth and expansion plans.  There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, anticipated negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, and competition from alternative backhaul service providers and technologies, along with those risk factors described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Key Operating Metrics	1Q07	2Q07	3Q07	4Q07	1Q08

Billing Sites
Billing Sites Added	254	265	143	157	199
Ending Billing Sites	1,583	1,848	1,991	2,148	2,347
Billing Sites / Sites Deployed	70%	75%	75%	76%	81%

Billing Customer Locations
Billing Customer Locations Added	402	613	433	599	649
Ending Billing Customer Locations	2,206	2,819	3,252	3,851	4,500
Colo rate	1.39	1.53	1.63	1.79	1.92

Billing T-1 Equivalents
Billing T-1 Equiv. Added	1,454	1,884	1,823	2,171	2,952
Ending Billing T-1 Equivalents	8,323	10,207	12,030	14,201	17,153
T-1s per Customer Location	3.77	3.62	3.70	3.69	3.81
T-1s/Billing Sites	5.26	5.52	6.04	6.61	7.31
T-1s per site/Top 100 Sites	13.2	14.2	18.4	21.3	22.8
T-1s per site/Top 200 Sites	11.3	12.2	15.5	18.1	20.0
Average MRC per T-1	$234	$229	$218	$215	$207

Sites Deployed
FiberTower Sites Constructed	276	193	190	158	98
Ending Sites Deployed	2,272	2,465	2,655	2,813	2,911

Backlog
Customer Location Backlog**		2,020		3,511

Billing Sites are the number of installed sites from which we currently provide T1(s) to customer(s)

Customer Locations Billing are carrier locations at which we currently provide T1(s). FiberTower sites could have multiple customer locations.

Colo rate is the number of customer locations per billing site

Billing T1 Equivalent: A T1 equivalent is either a T1 or another increment of bandwidth of approximately 1.54 megabits per second

Average MRC per T-1 is the average monthly recurring revenue per T-1

Sites Deployed represents the number of sites installed and ready for provision of services.  FiberTower sites can be located at cell towers or on rooftop locations.

Customer Location Backlog is the number of sold customer locations not yet billing. (**Note that FiberTower reports backlog on a semi-annual basis)

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Service revenues	$9,706	$5,420
Operating expenses:
Cost of service revenues (excluding depreciation and amortization)	16,221	11,274
Cost of service revenues - Impairment of long-lived assets and other charges	4,816	149
Sales and marketing	1,925	2,022
General and administrative	6,272	7,197
Depreciation and amortization	5,120	3,838
Impairment of goodwill	86,093	—
Total operating expenses	120,447	24,480
Loss from operations	(110,741)	(19,060)
Other income (expense):
Interest income	2,341	5,358
Interest expense	(11,573)	(12,257)
Miscellaneous income (expense), net	(27)	121
Total other income (expense), net	(9,259)	(6,778)

Net loss	$(120,000)	$(25,838)

Basic and diluted net loss per share	$(0.83)	$(0.18)

Weighted average number of shares used in per share amounts:
Basic and diluted	144,044	142,321

FIBERTOWER CORPORATION

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except par value)

	March 31, 2008	December 31, 2007
Assets:
Current assets:
Cash and cash equivalents	$193,248	$223,330
Certificates of deposit	5,000	5,000
Restricted cash and investments, current portion	36,169	35,757
Accounts receivable, net of allowances of $111 at March 31, 2008 and $151 at December 31, 2007	3,894	3,684
Prepaid expenses and other current assets	2,024	1,840
Total current assets	240,335	269,611
Restricted cash and investments	1,229	1,222
Property and equipment, net	247,619	240,799
FCC licenses	342,000	342,000
Goodwill	—	86,093
Debt issuance costs, net	11,298	11,855
Intangible and other long-term assets, net	4,267	3,975
Total assets	$846,748	$955,555

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$9,824	$13,672
Accrued compensation and related benefits	3,693	3,369
Accrued interest payable	13,685	4,629
Other accrued liabilities	2,239	3,555
Total current liabilities	29,441	25,225
Other liabilities	376	487
Deferred rent	5,170	4,223
Asset retirement obligations	3,508	3,311
Convertible senior secured notes	419,371	415,778
Deferred tax liability	93,561	93,561
Total liabilities	551,427	542,585
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 400,000 shares authorized, 150,453 and 146,242 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	151	146
Additional paid-in capital	789,717	787,371
Accumulated deficit	(494,547)	(374,547)
Total stockholders’ equity	295,321	412,970
Total liabilities and stockholders’ equity	$846,748	$955,555

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Three Months Ended March 31,
	2008	2007

Operating activities
Net loss	$(120,000)	$(25,838)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,120	3,838
Decline in value of embedded derivative	—	(312)
Accretion of convertible notes	3,593	3,014
Accretion of investments in debt securities	(394)	(1,073)
Accretion of asset retirement obligations	101	68
Amortization of debt issuance costs	557	519
Stock-based compensation	2,225	2,336
Loss on disposal of equipment	75	160
Impairment of long-lived assets and other charges	4,816	149
Impairment of goodwill	86,093	—
Net changes in operating assets and liabilities:
Accounts receivable, net	(210)	(189)
Prepaid expenses and other current assets	(184)	386
Other long-term assets	(391)	26
Accounts payable	(3,848)	(8,287)
Accrued compensation and related benefits	324	(1,002)
Accrued interest payable	9,056	8,956
Other accrued liabilities and deferred rent	(386)	1,071
Net cash used in operating activities	(13,453)	(16,178)

Investing activities
Purchases of short-term investments	—	(55,810)
Maturities of short-term investments	—	15,253
Purchase of property and equipment	(16,669)	(21,157)
Net cash used in investing activities	(16,669)	(61,714)

Financing activities
Proceeds from exercise of stock options	40	1,228
Cash provided by financing activities	40	1,228

Net decrease in cash and cash equivalents	(30,082)	(76,664)

Cash and cash equivalents at beginning of period	223,330	345,174

Cash and cash equivalents at end of period	$193,248	$268,510

Reconciliation of Non-GAAP Financial Measures:

This news release includes the use of a financial measure, adjusted EBITDA, that is a Non-GAAP financial measure management uses to monitor the financial performance of the Company.  This measurement, together with GAAP measures such as revenue and loss from operations, assists management in its decision-making processes relating to the operations of the Company’s business.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment charges, stock-based compensation and other income (expense).  Adjusted EBITDA is not a substitute for operating income, net income (loss), or cash flow used in operating activities as determined in accordance with GAAP, as a measure of performance or liquidity.  In addition, the Company’s presentation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  These non-GAAP financial measures should be viewed in addition to - and not as an alternative for - the Company’s reported financial results as determined in accordance with GAAP.  The following table shows the calculation of the Company’s total adjusted EBITDA reconciled to net loss.

	Three months ended 3/31/08	Three months ended 12/31/07	Three months ended 3/31/07
Net loss	$(120,000)	$(129,069)	$(25,838)
Depreciation & amortization	5,120	5,097	3,838
Stock-based compensation	2,225	2,814	2,336
Interest income	(2,341)	(3,403)	(5,358)
Interest expense	11,573	10,975	12,257
Impairment of goodwill	86,093	86,486	—
Impairment of long-lived assets and other charges	4,816	13,060	149
Miscellaneous (income) expense, net	27	(189)	(121)
Adjusted EBITDA	$(12,487)	$(14,229)	$(12,737)